Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	October 30, 2016	November 1, 2015

Cash flows from operating activities:
Net income	$55,676	$56,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,841	82,413
Gain on sales of investments	(8,940)	-
Changes in assets and liabilities and other	(7,440)	(6,077)

Net cash provided by operating activities	122,137	133,195

Cash flows from investing activities:
Purchases of property, plant and equipment	(50,147)	(104,033)
Proceeds from sales of investments	101,853	-
Other	584	(272)

Net cash provided by (used in) investing activities	52,290	(104,305)

Cash flows from financing activities:
Repayments of long-term borrowings	(57,609)	(9,571)
Payments to noncontrolling interests	(12,856)	-
Proceeds from share-based arrangements	3,463	2,651
Other	(20)	(179)

Net cash used in financing activities	(67,022)	(7,099)

Effect of exchange rate changes on cash	802	(8,853)

Net increase in cash and cash equivalents	108,207	12,938
Cash and cash equivalents, beginning of period	205,867	192,929

Cash and cash equivalents, end of period	$314,074	$205,867